Exhibit 10.2

THIRD
AMENDMENT TO
SECOND AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
CBL & ASSOCIATES LIMITED PARTNERSHIP

Dated as of July 28, 2004

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF CBL & ASSOCIATES LIMITED PARTNERSHIP (this “Amendment”) is hereby adopted by CBL Holdings I, Inc., a Delaware corporation (the “General Partner”), as the general partner of CBL & Associates Limited Partnership, a Delaware limited partnership (the “Partnership”), and by CBL Holdings II, Inc., a Delaware corporation, a limited partner of the Partnership representing a Majority-In-Interest of the Limited Partners of the Partnership (the “Limited Partner”).  For ease of reference, capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Second Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership as the same may be amended (the “Agreement”).

WHEREAS, the General Partner desires to establish and set forth the terms of a new series of Partnership Units designated as Series S Special Common Units (the “S-SCUs”).

WHEREAS, Section 4.4(a) of the Agreement grants the General Partner authority to cause the Partnership to issue Partnership Units in the Partnership to any Person in one or more classes or series, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as may be determined by the General Partner in its sole and absolute discretion so long as the issuance does not violate Section 9.3 of the Agreement.

WHEREAS, the General Partner desires to amend the Agreement to, among other things, set forth the terms of the S-SCUs.

WHEREAS, Sections 4.4(a) and 14.7(b) of the Agreement grant the General Partner power and authority to amend the Agreement (including, without limitation, the distribution and allocation provisions thereof) without the consent of any of the Partnership’s Limited Partners to evidence any action taken by the General Partner pursuant to Section 4.4(a) and to set forth the rights, powers and duties of the holders of any Additional Units issued pursuant to Section 4.4(a).

WHEREAS, Section 14.7(a) of the Agreement provides for the amendment of the Agreement with the approval of the General Partner and the Consent of the Limited Partners, subject to the limitations set forth therein.

NOW, THEREFORE, the General Partner, with the Consent of the Limited Partners, hereby amends the Agreement as follows:

1.                                       Section 1.1 of the Agreement is hereby amended and supplemented as set forth below:

(a)                                  The following definitions are hereby deleted and replaced with the following:

“Common Unit Conversion Factor” shall mean 1.0, provided, that, in the event that the Partnership (i) makes a distribution to all holders of its Common Units in Common Units (other than a distribution of Common Units pursuant to an offer to all holders of Common Units, SCUs and S-SCUs permitting each to elect to receive a distribution in Common Units in lieu of a cash distribution (such a distribution of Common Units is referred to herein as a “Distribution of Common Units in Lieu of Cash”)), (ii) subdivides or splits its outstanding Common Units (which shall expressly exclude any Distribution of Common Units in Lieu of Cash), or (iii) combines or reverse splits its outstanding Common Units into a smaller number of Common Units (in each case, without making a comparable distribution, subdivision, split, combination or reverse split with respect to the SCUs or S-SCUs), the Common Unit Conversion Factor in effect immediately preceding such event shall be adjusted by multiplying the Common Unit Conversion Factor by a fraction, the numerator of which shall be the number of Common Units issued and outstanding on the record date for such distribution, subdivision, split, combination or reverse split (assuming for such purposes that such distribution, subdivision, split, combination or reverse split occurred as of such time), and the denominator of which shall be the actual number of Common Units (determined without the above assumption) issued and outstanding on the record date for such distribution, subdivision, split, combination or reverse split.  Any adjustment to the Common Unit Conversion Factor shall become effective immediately after the record date for such event in the case of a distribution or the effective date in the case of a subdivision, split, combination or reverse split.

“Common Stock Amount” shall mean, with respect to any number of common Units, SCUs or S-SCUs, the number of shares of Common Stock equal to such number of Common Units, SCUs or S-SCUs, as the case may be, multiplied by the Conversion Factor; provided, however, that in the event that the Company issues to all holders of Common Stock rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase additional Common Stock, or any other securities or property of the Company, the value of which is not included in the first sentence of the definition of Closing Price of the shares of Common Stock (collectively, “additional rights”), other than a right to receive a dividend or other distribution of Common Stock that corresponds to Common Units issued to the Company pursuant to a Distribution of Common Units in Lieu of Cash, then the Common Stock Amount shall also include, other than with respect to any Common Units, SCUs or S-SCUs “beneficially owned” by an “Acquiring Person” (as such terms are defined in the Company’s Rights Agreement, dated as of April 30, 1999, as amended and as it may be further amended from time to time, and any successor agreement thereto), such additional rights that a holder of that number of shares of Common Stock would be entitled to receive.

“Conversion Factor” shall mean 1.0, provided that in the event that the Company (i) pays a dividend on its outstanding shares of Common Stock in shares of Common Stock or makes a distribution to all holders of its outstanding Common Stock in shares of Common Stock (in either case other than a dividend or other distribution of shares of Common Stock that corresponds to Common Units issued to the Company pursuant to a Dividend of Common Units in Lieu of Cash), (ii) subdivides or splits its outstanding shares of Common Stock, or (iii) combines or reverse splits its outstanding shares of Common Stock into a smaller number of shares of Common Stock (in each case, without making a comparable dividend, distribution, subdivision, split, combination or reverse split with respect to the Common Units, the SCUs or S-SCUs), the Conversion Factor in effect immediately preceding such event shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding on the record date for such dividend, distribution, subdivision, split, combination or reverse split (assuming for such purposes that such dividend, distribution, subdivision, split, combination or reverse split occurred as of such time), and the denominator of which shall be the actual number of shares of Common Stock (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision, split, combination or reverse split.  Any adjustment to the Conversion Factor shall become effective immediately after the record date for such event in the case of a dividend or distribution or the effective date in the case of a subdivision, split, combination or reverse split.

“Partnership Units” shall mean the Common Units, the Preferred Units, the SCUs and the S-SCUs.

(b)                                 The following definitions are hereby added to Section 1.1 of the Agreement:

“S-SCUs” shall have the meaning set forth in Exhibit H.

“S-SCU Basic Distribution Amount” shall mean, with respect to an S-SCU, $1.269125 and, commencing with the first full calendar quarter following the fifth anniversary of the issuance of the S-SCUs, $1.464375; provided, however, that such amount will be adjusted appropriately to account for any unit splits, combinations or other similar events with respect to the S-SCUs

“Series S Exchange Notice” shall have the meaning set forth in Exhibit H

“Series S Exchange Rights” shall have the meaning set forth in Exhibit H.

“Series S Offered Units” shall have the meaning set forth in Exhibit H.

2.                                       Pursuant to Sections 4.5 and 7.8 of the Agreement, upon execution of a Limited Partner Acceptance of the Partnership Agreement in the form attached hereto as Attachment 1 (a “Limited Partner Acceptance”) or by causing a Limited Partner Acceptance to be executed on its behalf, each initial holder of S-SCUs automatically will be admitted as an Additional Partner of the Partnership, without any further action or approval and the General Partner hereby agrees to cause the names of such recipients to be recorded on the books and records of the Partnership on the date of such admission.

3.                                       Sections 6.2(b) and 6.2(c) of the Agreement are hereby renumbered as Sections 6.2(c)(1) and 6.2(c)(2) respectively.

4.                                       The following shall be added as new Section 6.2(b) of the Agreement:

“(b) Distributions shall also be made in accordance with the following order of priority:

(i) Concurrently, ratably and on parity with the distributions to holders of SCUs provided for under Section 6.2(a)(iii), to the extent that the amount of Net Cash Flow distributed to the holders of S-SCUs for any prior quarter was (for any reason, including as a result of section 6.2(e), a lack of legally available funds or a decision by the General Partner not to make distributions for such quarter) less than the amount required to be distributed for such quarter on account of the S-SCUs pursuant to subparagraph (ii) below, and such shortfall has not been subsequently distributed pursuant to this Section 6.2(b)(i), Net Cash Flow shall be distributed to the holders of S-SCUs until they have received an amount per S-SCU, as applicable, necessary to satisfy such shortfall for all prior quarters of the current and all prior Partnership taxable years;”

“(ii) Concurrently, ratably and on parity with the distributions to holders of SCUs provided for under Section 6.2(a)(iv), Net Cash Flow shall be distributed among the holders of S-SCUs until they have received for the quarter to which the distribution relates an amount for each outstanding S-SCU equal to the applicable S-SCU Basic Distribution Amount;

(iii) Concurrently, ratably and on parity with the distributions to holders of SCUs and Common Units provided for under Section 6.2(a)(v), the balance of the Net Cash Flow to be distributed, if any, shall be distributed to holders of S-SCUs pro rata in accordance with their proportionate ownership of the aggregate number of SCUs, S-SCUs and Common Units outstanding (counting each SCU or S-SCU as the number of Common Units into which it is convertible pursuant to the terms of Exhibit E or Exhibit H, as applicable), provided, however, that such distribution to the holders of S-SCUs shall:

(A)  be made only after the quarterly distributions on account of each Common Unit under Section 6.2(a)(v) for the four previous consecutive quarters shall have averaged an amount that is equal to or greater than the applicable S-SCU Basic Distribution Amount; and

(B)  be reduced by the amount of the distribution made to such Holders on account of their S-SCUs  with respect to such quarter pursuant to subparagraph (b)(ii) above and the reduction will be allocated among the holders of S-SCUs pro rata in accordance with their respective percentage interests in the total number of S-SCUs then outstanding.

(iv) Notwithstanding the foregoing, all distributions pursuant to this Section 6.2(b) shall remain subject to the provisions of (i) each Certificate of Designation for any class or series of Preferred Units, (ii) Exhibit E hereto with respect to the SCUs, and (iii) Exhibit H hereto with respect to the S-SCUs.

5.                                       Section 6.6 of the Agreement shall be amended by replacing the words “(or Series J Exchange Rights)” with the words “(or Series J or Series S Exchange Rights)”.

6.                                       The last sentence of Section 8.2 of the Agreement is hereby deleted and replaced in its entirety with the following:

“Notwithstanding the foregoing, all distributions pursuant to this Section 8.2 shall remain subject to the provisions of (i) the Certificate of Designation for each class or series of Preferred Units set forth in Exhibit B hereto; (ii) Exhibit E hereto with respect to the SCUs,; and (iii) Exhibit H with respect to the S-SCUs.”

7.                                       The following paragraph is added as Section 9.2(d) of the Agreement:

“(d) The applicable Approved Transfers permitted in Paragraph 8 of Exhibit H hereto shall also be available, mutatis mutandis, to holders of any Common Units issued in exchange for or upon the redemption of S-SCUs.”

8.                                       The following phrase is hereby added to the end of Section 11.1 of the Agreement:

“and the Rights in respect of the Common Units issued upon the redemption or exchange of S-SCUs shall be subject to the terms, conditions and restrictions set forth in Exhibit I hereto.”

9.                                       The following phrase is hereby added to the end of Section 11.2 of the Agreement:

“and the terms and provisions applicable to the Rights in respect of the Common Units issued upon the redemption or exchange of S-SCUs shall be as set forth in Exhibit I hereto.”

10.                                 Exhibit A of the Agreement is hereby deleted and is replaced in its entirety by new Exhibit A attached hereto as Attachment 2.

11.                                 Exhibit C of the Agreement is hereby deleted and is replaced in its entirety by new Exhibit C attached hereto as Attachment 3.

12.                                 The exhibit attached to this Amendment as Attachment 4 is hereby added to the Agreement as Exhibit H thereof.

13.                                 The exhibit attached to this Amendment as Attachment 5 is hereby added to the Agreement as Exhibit I thereof.

14.                                 Except as expressly amended hereby, the Agreement shall remain in full force and effect.

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Attachment 5

IN WITNESS WHEREOF, the General Partner has executed this Third Amendment as of the date first written above.

CBL HOLDINGS I, INC.

			By:	/s/ John N. Foy
				Name:	John N. Foy
				Title:	Vice Chairman of the Board and Chief Financial Officer

Accepted and Agreed:

CBL & ASSOCIATES PROPERTIES, INC.

By:	/s/ John N. Foy
	Name:	John N. Foy
	Title:	Vice Chairman of the Board and Chief Financial Officer

Consented to:

CBL HOLDINGS II, INC.

By:	/s/ John N. Foy
	Name:	John N. Foy
	Title:	Vice Chairman of the Board
and Chief Financial Officer